UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 31, 2023
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.	Results of Operations and Financial Condition.
On October 31, 2023, AGCO Corporation (“AGCO”) issued a press release reporting its financial results for the third quarter ended September 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

In the press release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income, net income per share and net sales as computed under GAAP for the applicable period. AGCO has included, as part of the press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

AGCO provides income from operations, net income and net income per share amounts that have been adjusted to exclude restructuring expenses. Restructuring expenses occur regularly in AGCO’s business but vary in size and frequency. In addition, during the the three and nine months ended September 30, 2023, AGCO recorded transaction costs related to its planned joint venture with Trimble Inc. and costs related to a completed divestiture. AGCO has provided income from operations, net income and net income per share amounts that have been adjusted to exclude these transaction related costs and costs related to a completed divestiture. The net income and net income per share amounts provided for the nine months ended September 30, 2023 have also been adjusted for a one-time income tax provision related to a Brazilian tax amnesty program and the related U.S. income tax credits. For the nine months ended September 30, 2022, AGCO recorded certain asset impairment charges related to the fair value of gross assets associated with AGCO’s joint ventures in Russia, as a consequence of the current conflict between Russia and Ukraine. AGCO also recorded a write-down of its investment in its Russian finance joint venture during the six months ended June 30, 2022. Additionally, AGCO recorded a gain associated with the acquisition of the remaining 50% equity interest in its former joint venture with Appareo Systems, LLC during the nine months ended September 30, 2022. AGCO has provided income from operations, net income and net income per share amounts for the nine months ended September 30, 2022 that have been adjusted to exclude these impairment charges, the write-down of the investment, and the gain as previously discussed. AGCO believes that the adjusted amounts during the three and nine months ended September 30, 2023 and the nine months ended September 30, 2022 provide management and investors useful information as these items that are excluded relate to events that resulted in a significant impact during these quarters, and may not be expected to recur in the future.

AGCO further provides net sales amounts that have been adjusted to exclude the impact of currency translation. AGCO believes that the adjusted amounts provide management and investors useful information to better analyze the causes of changes in between periods.

The information in this Form 8-K and the Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of AGCO Corporation, issued October 31, 2023
101	Cover Page Interactive Data File - the cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer
Dated: October 31, 2023